UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 5, 2012

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(412) 329-7275

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Indenture; Escrow Agreement

On November 5, 2012, Rough Rider Escrow, Inc. (the “Issuer”), a wholly-owned subsidiary of Heckmann Corporation (the “Company”), completed and closed its offering of $150.0 million aggregate principal amount of unsecured 9.875% Senior Notes due 2018 (the “Senior Notes”) in a private placement pursuant to Rule 144A and Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes were issued pursuant to an indenture (the “Indenture”), dated as of November 5, 2012, by and between the Issuer and The Bank of New York Mellon, N.A., as trustee (the “Trustee”).

The net proceeds of the Senior Notes offering, together with capital contributions from the Company, in a total amount sufficient to pay the redemption price in connection with the Special Redemption (as defined below), were placed into escrow pursuant to a security and escrow agreement (the “Escrow Agreement”), dated as of November 5, 2012 by and among the Issuer, The Bank of New York Mellon, N.A., as escrow agent, and the Trustee. Pursuant to the terms of the Escrow Agreement, the proceeds and other amounts held in escrow may be released, subject to certain conditions, in connection with the consummation of the previously announced merger (the “Merger”) of Badlands Power Fuels, LLC (formerly Badlands Energy, LLC) (“Power Fuels”), with and into a wholly-owned subsidiary of the Company to finance the Merger, pay related fees and expense and otherwise for any purpose permitted under the Indenture. Upon consummation of the Merger and the release of the escrow, the Issuer will be merged with and into the Company, and the Company will assume all of the Issuer’s obligations under the Indenture and the Senior Notes and become the Issuer under the Indenture. The Company, as the Issuer, will then redeem (the “Exchange Redemption”) all of the Senior Notes by issuing in exchange therefor its 9.875% Senior Notes due 2018 (the “Company Notes”) in an aggregate principal amount equal to the aggregate principal amount of the Senor Notes. The Company Notes so issued will constitute an additional issuance of the Company’s 9.875% Senior Notes due 2018 pursuant to an indenture, dated as of April 10, 2012, as amended, among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, under which the Company previously issued $250.0 million in aggregate principal amount of 9.875% Senior Notes due 2018 (the “Outstanding Company Notes”). The Company’s obligations under the Company Notes will be jointly and severally, fully and unconditionally guaranteed (the “Guarantees”), by each of the Company’s subsidiaries that guarantees the Outstanding Company Notes (the “Guarantors”).

If the Merger is not consummated on or before December 31, 2012 (or is earlier abandoned or terminated) the Issuer will be required to redeem (the “Special Redemption”) all of the Senior Notes at a redemption price equal to the issue price of the Senior Notes plus accrued but unpaid interest (including pre-issuance interest) thereon from October 15, 2012, to the date of such redemption.

In addition to the Exchange Redemption and the Special Redemption, the Issuer may, at its option, redeem all or part of the Senior Notes at any time prior to April 15, 2015, at a price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest and a “make whole” premium, as of the applicable redemption date. On or after April 15, 2015, the Issuer may redeem all or part of the Senior Notes at the redemption prices set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning April 15 of the years indicated:

Year	Optional Redemption Price
2015	104.938%
2016	102.469%
2017 and thereafter	100.000%

In addition, at any time prior to April 15, 2015, the Issuer, at its option, may redeem up to 35% of the Senior Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 109.875% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption, as long as at least 65% of the aggregate principal amount of the Outstanding Company Notes originally issued remains outstanding immediately after giving effect to any such redemption and the redemption occurs not more than 180 days after the date of the closing of the equity offering.

If the Issuer experiences certain kinds of changes of control, holders of the Senior Notes will be entitled to require the Issuer to purchase all or any portion of the Senior Notes for a cash price equal to 101% of the principal amount of the Senior Notes, plus accrued and unpaid interest, if any, to the date of purchase. In addition, the Issuer will be required under certain circumstances to make an offer to repurchase Senior Notes with the proceeds of certain asset sales that are not used to purchase new assets or otherwise applied in accordance with the terms of the Indenture.

If an event of default arises from certain events of bankruptcy or insolvency, all outstanding Senior Notes will become due and payable immediately without further action or notice. If other events of default arise, including failure to pay principal or interest on a timely basis, failure to comply with the agreements under the Indenture, default under or acceleration of certain other indebtedness, failure to pay certain judgments, subject to certain limitations including, if applicable, the giving of notice or the expiration of any grace or cure period, or both, the Trustee or the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding may declare all amounts owing under the Senior Notes to be due and payable.

The Issuer has been designed as an Unrestricted Subsidiary as defined under the indenture governing the Outstanding Company Notes and, accordingly, prior to their assumption by the Company and exchange for Company Notes, the Senior Notes are non-recourse to the Company or any of its subsidiaries, other than the Issuer. Accordingly, holders of the Stage I Notes will have no recourse for repayment against the Company or its subsidiaries (other than the Issuer), or any of their stock or assets. Pursuant to the Escrow Agreement, the Issuer has granted a security interest in the escrow to secure all obligations of the Issuer under the Indenture and the Senior Notes.

The above description of the Indenture and the Escrow Agreement is not complete and is qualified in its entirety by reference to the Indenture and the Escrow Agreement, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

On November 5, 2012, in connection with the offering of the Senior Notes, the Company, Jefferies & Company, Inc., Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, as the representatives of the initial purchasers of the Senior Notes, and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to use their reasonable best efforts to register with the United States Securities and Exchange Commission (the “SEC”) notes and guarantees

(the “New Senior Notes”) having substantially identical terms as the Company Notes (except for provisions relating to the transfer restrictions and payment of additional interest) as part of an offer to exchange such New Senior Notes for the Company Notes (the “Exchange Offer”). The Company and the Guarantors are expected to file a registration statement for the Exchange Offer within 180 days after the consummation of the Exchange Redemption and to cause the Exchange Offer to be completed or, if required under special circumstances, to have a shelf registration statement declared effective, within 365 days after the consummation of the Exchange Redemption. If this obligation is not satisfied (a “Registration Default”), the annual interest rate on the New Senior Notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and by an additional 25 basis points per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 100 basis points per annum thereafter for the remaining period during which the Registration Default continues. If the Registration Default is corrected, the applicable interest rate on such New Senior Notes will revert to the original level on the Company Notes.

The above description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 8.01	Other Events.

On November 5, 2012, the Company issued a press release announcing that the Issuer has closed its previously announced offering of the Senior Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description of Exhibit

4.1	Indenture, dated as of November 5, 2012, by and between Rough Rider Escrow, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Security and Escrow Agreement, dated as of November 5, 2012, by and among Rough Rider Escrow, Inc., The Bank of New York Mellon Trust Company, N.A., as escrow agent, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Registration Rights Agreement, dated as of November 5, 2012, by and among Heckmann Corporation, the Guarantors named therein, and Jefferies & Company, Inc., Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC, as Representatives of the various Initial Purchasers named therein.

99.1	Press release, dated November 5, 2012, issued by Heckmann Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: November 6, 2012	By:	/s/ Damian C. Georgino
Damian C. Georgino
Executive Vice President, Corporate Development and Chief Legal Officer

EXHIBIT INDEX

Number	Description of Exhibit

4.1	Indenture, dated as of November 5, 2012, by and between Rough Rider Escrow, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Security and Escrow Agreement, dated as of November 5, 2012, by and among Rough Rider Escrow, Inc., The Bank of New York Mellon Trust Company, N.A., as escrow agent, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Registration Rights Agreement, dated as of November 5, 2012, by and among Heckmann Corporation, the Guarantors named therein, and Jefferies & Company, Inc., Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC, as Representatives of the various Initial Purchasers named therein.

99.1	Press release, dated November 5, 2012, issued by Heckmann Corporation.